EXHIBIT 10.9(H)

                 NON-NEGOTIABLE PROMISSORY NOTE


     1. Promise to Pay. For good and valuable consideration, AMERISTAR CASINOS, INC., a Nevada corporation ("Borrower"), promises to pay to DOMINIC J. MAGLIARDITI, an individual ("Lender"), $280,100 with interest on the unpaid principal balance at eight percent (8%) per annum simple interest (subject to Paragraph 2) (the "Interest Rate") from June 1, 1997 until paid in accordance with the terms contained herein. Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed. Should any accrued interest not be paid on any Interest Payment Date, it shall thereafter accrue interest as principal. All payments shall be made by wire to Lender's account at Wells Fargo Bank, N.A., ABA Routing No.: 122402049, Account No.: 0834-944134, or at such other place as the holder of this Note may from time to time designate. All payments shall be applied first to accrued interest and then to the principal balance.

     2. Payment Schedule. This Note may be prepaid in whole or in part at any time without penalty. Borrower shall pay interest accruing under this Note as follows: (a) interest accruing from the date hereof through July 20, 1997 shall be paid (to the extent not previously paid) on July 20, 1997; (b) interest accruing from and after July 21, 1997 shall be paid (to the extent not previously paid) on the twentieth (20th) day of each October, January, April and July thereafter until October 20, 1998; and (c) interest accruing from and after October 21, 1998 shall be paid (to the extent not previously paid) on the twentieth (20th) day of each calendar month thereafter until the date (the "Payment Termination Date") that is the earlier of the Maturity Date or the date when the principal amount of, and all accrued interest on, this Note has been paid in full. Each date upon which a payment is required to be made pursuant to the foregoing provisions of this Section 2 shall be referred to herein as a "Payment Date." In addition, Borrower shall pay installments of principal as follows:

      (1)  On January 20, 2004, Borrower shall pay $15,872.20  to
Lender as an installment of principal; and

      (2)   On  July  20, 2004, Borrower shall pay $28,009.98  to
Lender as an installment of principal.

     If on any Payment Date before the Payment Termination Date, Borrower fails to make any payment of interest or principal to Lender, as required above, and Borrower fails to cure such failure within ten (10) days after receiving written notice of such failure from Lender, then, commencing as of the next Payment Date, the Interest Rate hereunder shall be increased as follows:

         (i) With respect to the first such increase, the Interest Rate shall be increased so that the Interest Rate shall thereafter equal eleven and four tenths percent
     (11.4%) per annum simple interest;

          (ii) With respect to the second such increase, the Interest Rate shall be increased so that the Interest Rate shall thereafter equal fourteen and seven-tenths percent
     (14.7%) per annum simple interest;  and

          (iii) With respect to the third such increase, the Interest Rate shall be increased so that the Interest Rate shall thereafter equal eighteen percent (18%) per annum simple interest. The Interest Rate shall not be increased to a level greater than eighteen percent (18%) per annum simple interest.

     3.    Maturity.   All  unpaid  principal  and  accrued,  but
unpaid,  interest shall be due and payable on December  31,  2004
(the "Maturity Date").

     4.   Subordination.

          4.1 Note Subordinated to Senior Indebtedness. Anything herein to the contrary notwithstanding, each of Borrower and Lender agrees that the payment of the Obligations with respect to this Note is subordinated, to the extent and in the manner provided in this Paragraph 4, to the prior payment in full in cash of all Senior Indebtedness. The provisions of this Paragraph 4 are made for the benefit of the holders of Senior Indebtedness and holders of Senior Indebtedness may enforce the provisions of this Paragraph 4 without any need to demonstrate any reliance hereon.

          4.2 No Payment on Note in Certain Circumstances. Unless Subparagraph 4.3 shall be applicable, upon (i) (A) the occurrence of any default in the payment of all or any portion then due of principal of, premium, if any, or interest on any Senior Indebtedness, (B) the occurrence of any event which entitles one or more persons to act to accelerate the maturity of any Senior Indebtedness or (C) the existence of any facts or circumstances which would result in the occurrence of any event described in clause (A) or clause (B) if Borrower were to make any payment hereunder (any event described in clause (A) or clause (B) or facts or circumstances described in clause (C), a "Senior Indebtedness Default") and (ii) receipt by the Lender from the indenture trustee or other trustee, agent or representative for any Senior Indebtedness (the "Representative") of written notice of such Senior Indebtedness Default, then no direct or indirect payments or distribution of any assets of Borrower of any kind or character shall be made by or on behalf of Borrower on account of the Obligations on this Note or on account of the purchase or redemption or other acquisition of this Note whether pursuant to the terms of this Note or upon acceleration or otherwise unless and until such Senior Indebtedness Default shall have been cured or waived or shall have ceased to exist, or such Senior Indebtedness as to which such Senior Indebtedness Default relates shall have been discharged or paid in full in cash, after which Borrower shall resume making any and all required payments in respect of this Note, including any missed payments. In the event that, notwithstanding the foregoing, the Lender or any holder of this Note shall have received any payment or distribution prohibited by the foregoing provisions of this Subparagraph 4.2, then such payment or distribution shall be received, segregated from other funds, and held in trust by Lender or such other holder of this Note, as the case may be, for the benefit of, and shall immediately be paid over and delivered forthwith to the Representatives or as a court of competent jurisdiction shall direct.

          4.3 Note Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Borrower. Upon any payment or distribution of assets of Borrower of any kind or character, whether in cash, property or securities, upon any dissolution, winding-up, total or partial liquidation or total or partial reorganization of Borrower (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Borrower and whether voluntary or involuntary):

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full in cash of all amounts payable under Senior Indebtedness before Lender is entitled to receive any payment with respect to this Note and until all Obligations with respect to the Senior Indebtedness are paid in full in cash, any distribution to which Lender or any other holder of this Note would be entitled shall be made to the holders of Senior Indebtedness;

          (b) any payment or distribution of assets of Borrower of any kind or character, whether in cash, property or securities, to which Lender shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness or their Representative until all Senior Indebtedness remaining unpaid shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of Borrower of any kind or character, whether in cash, property or securities, shall be received by Lender or any other holder of this Note on account of principal of, premium, if any, or interest on this Note before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received, segregated from other funds, and held in trust by Lender or such other holder of this Note, as the case may be, for the benefit of, and shall immediately be paid over to, the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          4.4 Lender to Be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash of all Senior Indebtedness, Lender shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Borrower applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full in cash.

          4.5   Defined  Terms.   When used  in  this  Note,  the
following capitalized terms shall have the meanings set forth below:

           "Existing Senior Indebtedness" means any and all Indebtedness and other Obligations of Borrower under or evidenced by (i) that certain Credit Agreement dated as of June 1, 1995 by and among Borrower, as borrower, First Interstate Bank of Nevada, N.A., as agent, and the Financial Institutions named therein, as Lenders, as the same may be amended from time to time, or (ii) any other document or instrument evidencing or securing such Indebtedness, including, without limitation, that certain Promissory Note due December 31, 2001, dated as of July 5, 1995 and made by Ameristar Casinos, Inc. to First Interstate Bank of Nevada, N.A., as Agent for the Lenders under the Credit Agreement referred to above, as the same may be amended from time to time, and that certain Pledge Security Agreement dated as of June 1, 1995 by and between Borrower, as Pledgor, and First Interstate Bank of Nevada, N.A., as Agent for the Lenders under the Credit Agreement referred to above, as the same may be amended from time to time.

          "Hedging Obligations" means, with respect to the Senior Indebtedness of any Person, the obligations of such Person under
(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements relating to the Obligations under the Senior Indebtedness and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates on such Senior Indebtedness.

           "Indebtedness" means with respect to any person, corporation, trust, partnership, or other entity (a "Person"), without duplication, (i) all liabilities, contingent or otherwise, of such Person for borrowed money, evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit, or for the payment of money relating to an obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with U.S. generally accepted accounting principals; (ii) reimbursement obligations of such person with respect to letters of credit; (iii) all liabilities of others of the kind described in the preceding clause (i) or clause (ii) that such Person has guaranteed or that is otherwise its legal liability; and (iii) all obligations of others secured by any mortgage, pledge, lien, encumbrances, charge or a security interest of any kind to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability.

           "Obligations" means all obligations of every nature whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance) under the documentation governing any Indebtedness.

           "Senior Indebtedness" means the principal of, premium, if any, and interest on, and all other Obligations with respect to, (A) the Existing Senior Indebtedness and/or (B) any other Indebtedness of Borrower whether outstanding on June 1, 1997 or thereafter created, incurred, assumed or guaranteed or in effect guaranteed by Borrower, but with respect to the Indebtedness described in (B) above, only if the instrument or document evidencing such Indebtedness expressly provides that such Indebtedness shall be senior in right of payment to this Note; provided, however, Borrower shall not enter into any Senior Indebtedness if entering into such Senior Indebtedness would cause the aggregate outstanding principal balance of all Senior Indebtedness, immediately following execution and delivery of such Senior Indebtedness, to exceed $250,000,000 (excluding, for purposes of said maximum, Hedging Obligations with respect to Senior Indebtedness already counted for purposes of the calculation). "Senior Indebtedness" shall be deemed to include for all purposes of this Note interest accruing after the filing of a petition initiating any proceeding pursuant to any federal, state or foreign bankruptcy law in accordance with and at the rate (including any rate applicable upon any Senior Indebtedness Default, to the extent lawful) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness of Borrower to any subsidiary of Borrower, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of Borrower or of any subsidiary of Borrower (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) any liability for federal, state, local or other taxes owed or owing by Borrower, and (v) any Indebtedness evidenced by that certain Promissory Note dated as of June 1, 1997 made by Borrower in favor of Steven W. Rebeil (in his individual capacity and as trustee of the Karizma Trust created under that certain Trust Agreement dated July 2, 1991, as amended) in an original principal amount of $14,540,820, or any novation(s) thereof, that certain Promissory Note dated as of June 1, 1997 made by Borrower in favor of Lender in an original principal amount of $417,854, or any novation(s) thereof, that certain Promissory Note dated as of June 1, 1997 made by Borrower in favor of Steven W. Rebeil (in his individual capacity and as trustee of the Karizma Trust created under that certain Trust Agreement dated July 2, 1991, as amended) in an original principal amount of $13,232,146, or any novation(s) thereof, or the other Magliarditi Note (as defined in Paragraph 7), or any novation(s) thereof.

           5.    Set-Off.  Borrower shall be entitled to set  off
(a) any obligations payable by Lender to Borrower (without regard to whether such obligations of Lender arises under the transaction that gave rise to this Note or any other transaction or facts) against (b) amounts due and payable hereunder by Borrower to Lender or any other holder of this Note. Any such set offs shall be subject to the provisions of the Settlement
Agreement dated as of May 3, 1997 by and among Borrower, Ameristar Casino Las Vegas, Inc., Steven W. Rebeil, as an individual and in his capacity as Trustee of the Karizma Trust created under that certain Trust Agreement dated July 2, 1991, as amended, Lender, Gem Air, Inc. and Nevada AG Air, Ltd.

          6. Miscellaneous Provisions. No provision of this Note may be amended, modified, supplemented, changed, waived, discharged or terminated unless Lender consents thereto in writing. In case any one or more of the provisions contained in this Note should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. In the event of a failure by Borrower prior to the Maturity Date to pay any amounts due hereunder as and when due, Lender's sole remedy shall be adjustment of the Interest Rate as set forth in Paragraph 2; Lender specifically acknowledges and agrees that it shall not have the right prior to the Maturity Date to accelerate the indebtedness hereunder, or take any other actions other than those set forth in Paragraph 2 hereof, as a consequence of any such non-payment. This Note shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns. This Note shall be governed by and construed in accordance with the laws of the State of Nevada. By accepting this Note, each holder of this Note agrees (a) to be bound by and to perform all of the obligations of Lender hereunder and
(b) that its rights hereunder are subject to the provisions hereof. This Note is not negotiable.

          7. Novation and Pari Passu Provisions. This Note, together with another Non-Negotiable Promissory Note of even date herewith of Borrower in favor of Lender in the original principal amount of $179,080 (collectively, the "Magliarditi Notes"), constitute a novation of that certain Non-Negotiable Promissory Note dated as of June 1, 1997 in the original principal amount $459,180 made by Borrower in favor of Lender (the "Original Note"). The Magliarditi Notes are and shall be subordinate to Senior Indebtedness to the same extent as the Original Note, and any and all statements in any Senior Indebtedness providing for the subordination of the Original Note to such Senior Indebtedness shall remain effective for, and applicable to, the subordination of the Magliarditi Notes. Without limiting the foregoing, (i) each of the Magliarditi Notes is and constitutes a "Gem Settlement Note" as defined in and for purposes of that certain Credit Agreement dated as of July 8, 1997, as amended, among Borrower and various of its subsidiaries as borrowers, the lenders named therein and Wells Fargo Bank, National Association, as Arranger, Agent Bank and Swingline Lender, and (ii) each of the Magliarditi Notes is and constitutes "Refinancing Indebtedness" of the "Gem Notes" as such terms are defined in and for purposes of that certain Indenture dated as of July 15, 1997, as amended, among First Trust National Association, as Trustee, Borrower and various subsidiaries of Borrower as guarantors. The novation of the Original Note is not intended to affect the limitation on the amount of Senior Indebtedness provided for in Subparagraph 4.5 of this Note. In the event that Borrower is unable to make full payment of principal of and/or interest on both the Magliarditi Notes when due, the total amount paid at such time by Borrower in respect of the Magliarditi Notes shall be applied ratably to the payment of the amounts then due and unpaid on the Magliarditi Notes, without preference or priority of any kind, according to the amounts due and payable on the Magliarditi Notes. By the acceptance of this Note, Lender hereby agrees and consents to such ratable application on behalf of itself and all subsequent holders of this Note; however, any acceptance by the holder of this Note of any partial payment of any amount due under this Note shall not be considered a forgiveness of indebtedness or a waiver of timely payment. The respective original holders of the Magliarditi Notes are, and subsequent holders of the Magliarditi Notes may be, entitled to certain rights or subject to certain obligations pursuant to the terms of a Settlement Agreement entered into in September 1999 among Bryan and Dawn Hafen, Steven W. Rebeil, individually and as Trustee of the Karizma Trust, Dominic Magliarditi, Gem Mesquite, Ltd., Gem Development Co., Ameristar Casino Las Vegas, Inc. and Ameristar Casinos, Inc.

     IN WITNESS WHEREOF, the parties hereto have executed this Note as of November 11, 1999.


BORROWER:                              LENDER:

AMERISTAR  CASINOS,   INC.,   a
Nevada corporation
                                        /s/ Dominic J. Magliarditi
                                       DOMINIC   J.   MAGLIARDITI,   an
                                       individual
By:   /s/ Thomas M. Steinbauer
Name:     Thomas M. Steinbauer
Title:    Senior Vice President
          of Finance